Filed Pursuant to Rule 424(b)(3)
Registration No. 333-280102

PROSPECTUS

FORWARD AIR CORPORATION

UP TO 14,015,018 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale from time to time by the selling shareholders named in this prospectus (the “selling shareholders”) of up to 14,015,018 shares of Common Stock, par value $0.01 (“Common Stock”) of Forward Air Corporation (the “Company,” “we,” “us,” or “our”) consisting of:

(1)

5,135,008 shares of Common Stock on an as-exchanged basis that were issued or are issuable to certain equity holders of Omni Newco, LLC (“Omni”) and Omni Management Holdings, LLC (“Management Holdings”) (the equity holders of Omni and Management Holdings are referred to in this prospectus as the “Omni Holders” and the “Omni Management Holders”, respectively) in connection with our acquisition of Omni, Management Holdings and Omni’s direct and indirect subsidiaries (the “Omni Acquisition”) pursuant to the Agreement and Plan of Merger, dated as of August 10, 2023 (as amended by Amendment No. 1, dated as of January 22, 2024, the “Merger Agreement”), among us, Omni and the other parties thereto, which consist of (x) 699,707 shares of Common Stock and (y) 4,435,301 shares of Common Stock underlying Opco Class B Units (as defined in this prospectus), or its equivalent designation in Management Holdings, and corresponding Company Series B Preferred Units which, together with the Opco Class B Units (or their equivalent units in Management Holdings as applicable), are exchangeable into Common Stock; and

(2)

8,880,010 shares of Common Stock on an as-converted and as-exchanged basis that were issued or are issuable to certain Omni Holders and Omni Management Holders as consideration in connection with the Omni Acquisition, which consist of (x) 1,210,006 Company Series C Preferred Units (as defined in this prospectus) which were converted to Common Stock upon receipt of the approval of our shareholders at our 2024 Annual Shareholders Meeting (the “Conversion Approval”) and (y) 7,670,004 shares of Common Stock underlying Opco Series C-2 Preferred Units, or its equivalent designation in Management Holdings, which were converted into Opco Class B Units (or their equivalent units in Management Holdings as applicable) and corresponding Company Series B Preferred Units upon receipt of the Conversion Approval and are exchangeable into Common Stock.

We will not receive any proceeds from the sale of shares of Common Stock by the selling shareholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the selling shareholders will issue, offer or sell, as applicable, any of the Common Stock. The selling shareholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell the shares in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our Common Stock.

Our shares of Common Stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “FWRD.” On July 5, 2024, the closing price of our Common Stock was $18.79 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 19, 2024.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date. Throughout this prospectus, unless otherwise noted or otherwise suggested by context, all references to the “Company”, “we,” “us” or “our” refer to Forward Air Corporation.

TRADEMARKS

This prospectus and the documents incorporated by reference into this prospectus contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the documents incorporated by reference into this prospectus are “forward-looking statements.” Words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•	any statements regarding our ability to achieve the intended benefits of the Omni Acquisition, including cost and revenue synergies;

•	any statements regarding any payments that we will be required to make to Omni Holders,

•	any statements regarding our substantial indebtedness, including our ability to service our debt;

•	any statements regarding future performance;

•	any statements regarding any projections of earnings, revenues, payment of dividends, other financial items or related accounting treatment, or cost reduction measures;

•	any statements of plans, strategies, and objectives of management for future operations;

•	any statements regarding future insurance, claims and litigation and any associated estimates or projections operations, including our strategy to expand service offerings and terminal footprint;

•	any statements regarding our commitment to accelerate expansion, both domestically and internationally;

•	any statements regarding the impact of regulations, economic sanctions or legislation on our business;

•	any statements regarding an increase in the cost of new equipment; any statements concerning proposed or intended, new services, developments or integration measures;

•	any statements regarding our technology and information systems, including the effectiveness of each;

•	any statements regarding competition, including our specific advantages, the capabilities of our segments, including the integration of services and our geographic location;

•	any statement regarding our properties; any statements regarding intended expansion through acquisition or greenfield startups;

•

any statements regarding future business, economic conditions or performance; any statements regarding our ESG and sustainability initiatives, initiatives, including any partnerships that we enter into in connection with our goals;

•	any statement regarding certain tax and accounting matters, including the impact on our financial statements;

•	any statements regarding our ongoing commitment to cybersecurity;

•	any statements regarding the availability of cash;

•	any statements regarding the impact of the Ransomware Incident on our business, future operations and results;

•	any statements regarding our expectations of freight volumes, and any impact on rates;

•	any statement regarding the impact and implementation of disclosure control systems;

•	and any statements of belief and any statements of assumptions underlying any of the foregoing.

The forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus and the section entitled “Risk Factors” in our 2023 Form 10-K incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY

This summary highlights selected information contained elsewhere in, or incorporate by reference into, this prospectus and does not contain all of the information you should consider when making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the documents incorporated by reference herein, including the information set forth under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements. See also the section entitled “Where You Can Find More Information.”

Business Overview

We are a leading asset-light freight provider of transportation services, including less-than-truckload (LTL), truckload and intermodal drayage services and freight brokerage and supply chain services across North America, Europe, and Asia. We offer premium services that typically require precision execution, such as expedited transit, delivery during tight time windows and special handling. We utilize an asset-light strategy to minimize our investments in equipment and facilities and to reduce our capital expenditures.

Our services are classified into three reportable segments: Expedited Freight, Intermodal and Omni Logistics.

Our Expedited Freight segment provides expedited regional, inter-regional and national LTL services. Expedited Freight also offers customers local pick-up and delivery and other services including truckload, shipment consolidation and deconsolidation, warehousing, customs brokerage and other handling. We plan to grow our LTL geographic footprint through greenfield start-ups as well as through acquisitions.

Our Intermodal segment provides first- and last-mile high value intermodal container drayage services both to and from seaports and railheads. Intermodal also offers dedicated contract and container freight station (CFS) warehouse and handling services, and in select locations, linehaul and local LTL services. We plan to grow our Intermodal geographic footprint through acquisitions as well as through greenfield start-ups where no suitable acquisition is available.

Our Omni Logistics segment provides a full suite of global logistics services. Services include air and ocean freight consolidation and forwarding, customs brokerage, warehousing and distribution, time-definite transportation services and other supply chain solutions.

Omni Acquisition

On January 25, 2024 (the “Closing Date”), we acquired Omni, Management Holdings and Omni’s direct and indirect subsidiaries through a series of transactions involving our direct and indirect subsidiaries, for a combination of (a) $100 million in cash (which includes transaction costs of approximately $80 million), (b) the Common Equity Consideration (as defined below) representing 5,135,008 shares of the Common Stock on an as-exchanged basis and (c) Convertible Preferred Equity Consideration (as defined below) representing an additional 8,880,010 shares of Common Stock on an as-converted and as-exchanged basis. The “Common Equity Consideration” consists of (i) Common Stock, (ii) units of Clue Opco LLC, a newly formed subsidiary of ours (“Opco”), designated as “Class B Units” (“Opco Class B Units”) and corresponding fractional units of our preferred stock designated as “Series B Preferred Stock” (“Company Series B Preferred Stock”), each representing one one-thousandth of a share of Company Series B Preferred Stock (“Company Series B Preferred

Units”) which, together, are exchangeable into Common Stock and (iii) Management Holdings Class B Units (as defined below), which are exchangeable into Opco Class B Units, and corresponding Company Series B Preferred Units. The “Convertible Preferred Equity Consideration” consists of (i) fractional units of our convertible preferred stock designated as “Series C Preferred Stock” (“Company Series C Preferred Stock”) each representing one one-thousandth of a share of Company Series C Preferred Stock (“Company Series C Preferred Units”) that converted into Common Stock upon receipt of the Conversion Approval, (ii) Opco Series C-2 Preferred Units that converted into Opco Class B Units and corresponding Company Series B Preferred Units upon receipt of the Conversion Approval and are exchangeable into Common Stock and (iii) the Management Holdings Series C-2 Units that converted into Management Holdings Class B Units and corresponding Company Series B Preferred Units upon receipt of the Conversion Approval and are exchangeable into Opco Class B Units and corresponding Company Series B Preferred Units.

Omni, founded in 2000 and headquartered in Dallas, Texas, is an asset-light, high-touch logistics and supply chain management company with deep customer relationships in high-growth end markets. Omni delivers domestic and international freight forwarding, fulfillment services, customs brokerage, distribution, and value-added services for time-sensitive freight to United States-based customers operating both domestically and internationally. Omni provides business-to-business solutions to prominent United States-based customers across a variety of attractive end markets, including the technology, retail, media, logistics, life sciences and e-commerce sectors, many of which have had long-term relationships with Omni.

Prior to the completion of the Omni Acquisition, we completed a restructuring, pursuant to which, among other things, we contributed all of our operating assets to Opco. Opco has been structured as an umbrella partnership C corporation through which the Omni Holders hold (i) a portion of the Common Equity Consideration in the form of Opco Class B Units and corresponding Company Series B Preferred Units and (ii) a portion of the Convertible Preferred Equity Consideration in the form of units of Opco designated as “Series C-2 Preferred Units” (“Opco Series C-2 Preferred Units”). Effective as of the Closing Date, we operate our business through Opco, which indirectly holds all of our and Omni’s assets and operations. Opco is governed by an amended and restated limited liability company agreement of Opco that became effective as of the Closing Date (the “Opco LLCA”).

In connection with the Omni Acquisition, Management Holdings became a member of Opco and is structured as the vehicle where certain employees or former employees of Omni or its direct or indirect subsidiaries received their portion of the equity consideration provided in the Omni Acquisition. Through ownership of Management Holdings units, certain employees or former employees of Omni or its direct or indirect subsidiaries indirectly hold units of Opco. Omni Management Holders hold (i) a portion of the Common Equity Consideration in the form of units of Management Holdings designated as “Class B Units” which have the same rights and preferences as the Opco Class B Units (“Management Holdings Class B Units”) and corresponding Company Series B Preferred Units and (ii) a portion of the Convertible Preferred Equity Consideration in the form of units of Management Holdings designated as “Series C-2 Units” which have the same rights and preferences as the Opco Series C-2 Preferred Units (“Management Holdings Series C-2 Units”). Effective as of the Closing Date, we serve as the manager of Management Holdings, which is governed by an amended and restated limited liability company agreement of Management Holdings that became effective as of the Closing Date (the “Management Holdings LLCA”).

Corporation Information

We are a Tennessee corporation. Our principal executive offices are located at 1915 Snapps Ferry Road, Building N Greeneville, TN 37745 and our telephone number is (423) 636-7000. Our website is www.forwardair.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus and incorporated by reference into this prospectus when making a decision as to whether to invest in our securities.

The Offering

Issuer	Forward Air Corporation

Securities offered by the selling shareholders	Up to 14,015,018 shares of Common Stock, consisting of:

•

5,135,008 shares of Common Stock on an as-exchanged basis which consist of (x) 699,707 shares of Common Stock and (y) 4,435,301 shares of Common Stock issuable upon the exchange of Opco Class B Units (or its equivalent designation in Management Holding) and corresponding Company Series B Preferred Units which, together with the Opco Class B Units (or their equivalent units in Management Holdings), that are exchangeable into Common Stock; and

•

8,880,010 shares of Common Stock on an as-converted and as-exchanged basis which consist of (x) 1,210,006 shares of Common Stock resulting from the conversion of Company Series C Preferred Units which were converted to Common Stock upon receipt of the Conversion Approval and (y) 7,670,004 shares of Common Stock underlying Opco Class B Units (or its equivalent units in Management Holdings as applicable) and corresponding Company Series B Preferred Units, issuable upon the exchange of Opco Series C-2 Preferred Units, or its equivalent designation in Management Holdings, which were converted into Opco Class B Units (or their equivalent units in Management Holdings) and corresponding Company Series B Preferred Units upon receipt of the Conversion Approval.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling shareholders. As of July 5, 2024, the closing price of our Common Stock was $18.79 per share. We will bear all costs, expenses and fees in connection with the registration of the securities. The selling shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the securities.

Market for our shares of common stock	Our Common Stock is listed for trading on Nasdaq under the symbol “FWRD”.

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus, as well as the information set forth under “Risk Factors” in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

DIVIDEND POLICY

We have previously paid quarterly cash dividends on our Common Stock. However, beginning with the quarter ended March 31, 2024, we have suspended the payment of quarterly dividends on our Common Stock in order to execute on de-risking our capital structure. Any future determination related to our dividend policy will be made at the discretion of our board of directors (the “Board”) after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments. In addition, our current credit facility restricts the payment of dividends.

RISK FACTORS

An investment in shares of our Common Stock involves risks and uncertainties. In addition to the other information included in this prospectus or incorporated by reference herein, you should consider carefully the factors set forth below and in the section entitled “Risk Factors” in our 2023 Form 10-K incorporated by reference herein before making an investment decision to purchase shares of our common stock. See “Where You Can Find More Information” and “Incorporation by Reference.” We seek to identify, manage and mitigate risks to our business, but risks and uncertainties are difficult to predict, and many are outside of our control and therefore cannot be eliminated. You should be aware that it is not possible to predict or identify all of these factors and that the following is not meant to be a complete discussion of all potential risks or uncertainties. If known or unknown risks or uncertainties materialize, our business, results of operations or financial condition could be adversely affected, potentially in a material way, which could result in a partial or complete loss of your investment.

Risks Related to This Offering and Ownership of Our Common Stock

The stock price of our Common Stock may fluctuate significantly, and you could lose all or part of your investment in our Common Stock as a result.

We cannot predict the prices at which shares of our Common Stock may trade. The market price of shares of our Common Stock may be highly volatile and fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

•	our quarterly or annual earnings or those of our competitors;

•	variations in our quarterly dividends, if any, to shareholders;

•	actual or anticipated fluctuations in our operating results or those of our competitors;

•

publication of research reports about us, our competitors or our industry, changes in, or failure to meet, estimates made by securities analysts or ratings agencies of our financial and operating performance or lack of research reports by industry analysts or ceasing of analyst coverage;

•	additions or departures of key management personnel;

•	strategic actions or announcements by us or our competitors;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	changes in accounting standards, policies, guidelines, interpretations or principles;

•	changes to the regulatory and legal environment in which we operate;

•	litigation or governmental investigations initiated against us;

•	reputational issues, including reputational issues involving our competitors and their products and our third-party partners;

•	actions by institutional shareholders;

•	outcome of pending or future litigation;

•	any ineffectiveness of our internal controls;

•	announcements made or actions taken by us;

•	overall market fluctuations and domestic and worldwide economic and political conditions; and

•	other factors described in this “Risk Factors” section and section entitled “Risk Factors” in our 2023 Form 10-K incorporated by reference herein.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of our Common Stock. If any of the foregoing events occur, it could cause our stock price to fall and may expose us to lawsuits, including securities class action litigation, that, even if unsuccessful, could result in substantial costs and divert our management’s attention and resources. You should consider an investment in shares of our Common Stock to be risky, and you should invest in shares of our Common Stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment.

None of the proceeds from the sale of shares of our Common Stock by the selling shareholders will be available to us to fund our operations.

We will not issue any new shares of our Common Stock and will not receive any proceeds from the sale of shares of our Common Stock by the selling shareholders. The selling shareholders will receive all proceeds from the sale of the shares. Consequently, none of the proceeds from the sales of shares by the selling shareholders will be available to us to fund our operations, capital expenditures, compensation plans or acquisition opportunities. See “Use of Proceeds.”

We cannot guarantee the payment of dividends on our Common Stock, or the timing or amount of any such dividends.

We have previously paid quarterly cash dividends on our Common Stock. However, beginning with the quarter ended March 31, 2024, we have suspended the payment of quarterly dividends on our Common Stock in order to execute on de-risking our capital structure. The payment of any dividends in the future to our shareholders, and the timing and amount thereof, will fall within the discretion of our Board. Our Board’s decisions regarding the payment of dividends will depend on many factors, such as our financial condition, earnings, capital requirements, debt service obligations, restrictive covenants in the agreements governing our indebtedness, general economic business conditions, industry practice, legal requirements and other factors that our Board may deem relevant. Our ability to pay dividends will depend on our ongoing ability to generate cash from operations and on our access to the capital markets.

Future sales of Common Stock may cause the market price of our Common Stock to drop significantly.

Given the substantial number of shares of Common Stock being registered for potential resale by selling shareholders pursuant to this prospectus, the sale of shares by the selling shareholders, or the perception in the market that the selling shareholders of a large number of shares intend to sell shares, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights, preferences, and privileges senior to existing holders of our Common Stock.

Following the announcement of the Omni Acquisition, the price of our Common Stock decreased significantly. Continued downward pressure on our stock price may increase the risk of shareholder litigation and shareholder activism, which could divert management’s attention and resources.

Following the announcement of the Omni Acquisition, the market price of our Common Stock decreased substantially and is currently trading at significantly lower levels than prior to the announcement of the Omni Acquisition. As a consequence of this decrease, investors may, under the fear of suffering greater losses, be more inclined to sell their shares of the Company’s Common Stock more quickly and at greater discounts than otherwise would be the case in the absence of a sudden and significant decline in the stock price. Plaintiffs have, in the past, initiated securities class action litigation against a company following periods of volatility in the market price of its securities.

On September 26, 2023, Rodney Bell, Michael A. Roberts and Theresa Woods, three of our shareholders, filed a complaint (the “Shareholder Complaint”) against us and certain of our directors and officers in the Third District Chancery Court sitting in Greeneville, Tennessee. The Shareholder Complaint alleges, among other things, that our shareholders have the right to vote on certain transactions contemplated by the Merger Agreement and sought an injunction against the consummation of the transaction until a shareholder vote was held. The court initially granted a temporary restraining order enjoining the transactions contemplated by the Merger Agreement but later dissolved it on October 25, 2023. Thereafter, on January 25, 2024, the parties to the Merger Agreement completed the Omni Acquisition. On May 15, 2024, Plaintiff Michael Roberts, together with the Cambria County Employees Retirement System filed an amended class action complaint seeking damages, among other forms of relief. The proposed amended complaint, like the earlier complaints, challenges our determination not to subject the Omni Acquisition to a stockholder vote. The Defendants disagree with the allegations of the proposed amended complaint and will defend the matter if and when an amended complaint is filed.

We may in the future be the target of additional litigation. Securities and derivative litigation, even without merit, defending against these claims could result in substantial costs and liabilities and divert management’s attention and resources.

In addition, the recent volatility in our Common Stock has increased the risk of shareholder activism. For example, ClearBridge Investments, LLC publicly released a letter sent to our former Chairman and CEO and Lead Independent Director on August 18, 2023, with the purpose of urging the Board to reconsider the merger. Such shareholder activism, like securities litigation, could result in substantial costs and could divert management’s attention and resources.

USE OF PROCEEDS

All of the shares of Common Stock offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. The selling shareholders will receive all proceeds from the sale of the shares of Common Stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from these sales.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the selling shareholders from time to time of up to 14,015,018 shares of Common Stock. The selling shareholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling shareholders’ interest in the Common Stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the selling shareholders, the aggregate number of shares of Common Stock held by each selling shareholders immediately prior to the sale of the shares of Common Stock in this offering, the number of shares of our Common Stock that may be sold by each selling shareholder under this prospectus and the number of shares of Common Stock that each selling shareholder will beneficially own after this offering.

We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares of Common Stock. In addition, the selling shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, Common Stock in transactions exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).

Name of Selling Shareholder	Number Held Prior to Offering	Number Registered for Sale Hereby	Number Held After Offering
Ridgemont Affiliates(1)
REP Omni Holdings, L.P. (2)	3,146,469	3,146,469	—
Ridgemont Equity Partners Affiliates III, L.P. (3)	39,330	39,330	—
REP FAOM III-S, L.P. (4)	663,234	663,234	—
REP Coinvest III-A Omni, L.P. (5)	968,786	968,786	—
REP Coinvest III-B Omni, L.P. (6)	277,693	277,693	—
Omni Affiliates(7)
EVE Omni Investor, LLC (8)	911,945	911,945	—
Fifth Third Capital Holdings, LLC(9)	573,671	573,671	—
John J. Schickel, Jr. (10)	1,272,865	1,257,865	15,000
JR06 Partners(11)	7,520	7,520	—
NV93 Partners(12)	30,079	30,079	—
Ocean Avenue Fund II, L.P. (13)	472,321	472,321	—
Ocean Avenue Fund III-P, L.P. (14)	190,377	190,377	—
Ocean Avenue Fund III-SA, L.P. (15)	89,286	89,286	—
R2 Partners(16)	30,079	30,079	—
RC94 Partners(17)	30,079	30,079	—
Spencer Holdings, LP(18)	170,398	150,398	20,000
The 1995 Newton Family Limited Partnership LLLP(19)	300,794	300,794	—
Timucuan Fund, L.P. (20)	714,384	714,384	—

Name of Selling Shareholder	Number Held Prior to Offering	Number Registered for Sale Hereby	Number Held After Offering
Additional Selling Shareholders
Adam-Omni, LLC(21)	1,103,017	1,103,017	—
Berner Tribble(22)	23,508	23,508	—
Bobby Solis(23)	66,309	66,309	—
Brad Stogner(24)	25,411	25,411	—
Christiane Liebe(25)	12,861	12,861	—
Custom Expediting & Logistics Inc. (26)	28,499	28,499	—
DCTD, Inc. (27)	82,463	82,463	—
Edwin Chow(28)	17,901	17,901	—
Harold Hurwitz(29)	135,521	135,521	—
J.S. International Shipping Corp. (30)	292,456	292,456	—
John Cottom(31)	31,093	31,093	—
John Moran(32)	33,267	33,267	—
Keith Moran(33)	38,399	38,399	—
LiVe Logistics Corp(34)	59,108	59,108	—
MKJ Holdco, LLC(35)	80,735	80,735	—
Nelson Lau(36)	11,441	11,441	—
Omni Rollover, Inc. (37)	717,189	717,189	—
Robert Reis(38)	31,366	31,366	—
Scott Drennan(39)	10,939	10,939	—
Shirley Yeung(40)	71,603	71,603	—
Teachers Insurance and Annuity Association of America(41)	752,903	752,903	—
TPS Investors Operating Fund, LLC(42)	350,114	350,114	—
Wendy Curtis(43)	19,449	19,449	—
Yip Kum Yew(44)	11,441	11,441	—
Yohanse Manzanarez(45)	12,741	12,741	—
Zhuo Chen(46)	10,410	10,410	—
The Zhuo Chen Revocable Living Trust(46)	717	717	—
Remaining Selling Shareholders(47)	129,847	129,847	—

(1)

Each of Ridgemont Equity Management III, LLC; REP Omni Holdings, L.P.; REP Coinvest III-A Omni, L.P.; REP Coinvest III-B Omni, L.P.; REP FAOM III-S, L.P.; Ridgemont Equity Partners Affiliates III, L.P.; REP Coinvest III Omni GP, LLC; Ridgemont Equity Management III, L.P.; REP Omni Holdings GP, LLC (collectively, the “Ridgemont Group”); Charles L. Anderson and Robert L. Edwards Jr., reported beneficial ownership of the shares as of January 25, 2024 in a Schedule 13D filed with the SEC on February 5, 2024. Each of Mr. Anderson and Mr. Edwards serve on our board of directors and are designees of one or more members of the Ridgemont Group. The 451 shares issuable to each of Mr. Anderson and Mr. Edwards are not included in Ridgemont Group’s total reported holdings. Although these shares are issued to Mr. Anderson and Mr. Edwards personally, they each hold these shares solely for the benefit of the Ridgemont Group, which may be deemed an indirect beneficial owner. The business address for the Ridgemont Group is 101 S Tryon St Ste 3400, Charlotte, NC 28280.

(2)

The securities offered pursuant to this prospectus consist of 3,146,469 shares of Common Stock (consisting of 3,146,469 Opco Class B Units and 3,146,469 corresponding Company Series B Preferred Units).

(3)	The securities offered pursuant to this prospectus consist of 39,330 shares of Common Stock (consisting of 39,330 Opco Class B Units and 39,330 corresponding Company Series B Preferred Units).
(4)	The securities offered pursuant to this prospectus consist of 663,234 shares of Common Stock.
(5)	The securities offered pursuant to this prospectus consist of 968,786 shares of Common Stock.
(6)	The securities offered pursuant to this prospectus consist of 277,693 shares of Common Stock.
(7)

EVE Omni Investor, LLC and such former indirect equity holders of Omni (collectively, the “EVE Related Holders”) are party to a shareholders agreement with the Company, pursuant to which, among other things, the EVE Related Holders have agreed to vote such voting securities of the Company in favor of directors nominated by the Board and against any other nominees. Unless otherwise stated, the address of the selling shareholder is 3652 Third Street S., Suite 150, Jacksonville Beach, FL 32250.
(8)

The securities offered pursuant to this prospectus consist of 911,945 shares of Common Stock (consisting of 911,945 Opco Class B Units and 911,945 corresponding Company Series B Preferred Units). Michael B. Hodge is the sole manager of EVE Omni Investor, LLC and may be deemed to beneficially own such securities. Michael B. Hodge has voting and dispositive power with respect to the securities held of record by EVE Omni Investor, LLC. The business address of EVE Omni Investor, LLC is 3652 3rd Street S., Ste. 150, Jacksonville Beach, FL 32250.

(9)

The securities offered pursuant to this prospectus consist of 573,671 shares of Common Stock (consisting of 573,671 Opco Class B Units and 573,671 corresponding Company Series B Preferred Units). Fifth Third Capital Holdings, LLC is a wholly-owned, indirect subsidiary of Fifth Third Bancorp, which is a reporting company under the Exchange Act. The business address of Fifth Third Capital Holdings, LLC is 38 Fountain Square Plaza, Mail Drop: 1090FQ, Cincinnati, Ohio 45263.

(10)

The securities offered pursuant to this prospectus consist of 1,257,865 shares of Common Stock (consisting of 1,257,865 Opco Class B Units and 1,257,865 corresponding Company Series B Preferred Units).

(11)

The securities offered pursuant to this prospectus consist of 7,520 shares of Common Stock (consisting of 7,520 Opco Class B Units and 7,520 corresponding Company Series B Preferred Units). James W. Moore, Jr. and Russell B. Newton, III are general partners of JR06 Partners. James W. Moore, Jr. and Russell B. Newton, III have voting and dispositive power with respect to the securities held of record by JR06 Partners. The business address of JR06 Partners is 200 W. Forsyth Street, Suite 1600, Jacksonville, FL 32202-4358.

(12)

The securities offered pursuant to this prospectus consist of 30,079 shares of Common Stock (consisting of 30,079 Opco Class B Units and 30,079 corresponding Company Series B Preferred Units). Dreama Vaughan and Russell B. Newton, III are the beneficial owners of NV93 Partners. Dreama Vaughan and Russell B. Newton, III have voting and dispositive power with respect to the securities held of record by NV93 Partners. The business address of NV93 Partners is 200 W. Forsyth Street, Suite 1600, Jacksonville, FL 32202-4358.

(13)

The securities offered pursuant to this prospectus consist of 472,321 shares of Common Stock (consisting of 472,321 Opco Class B Units and 472,321 corresponding Company Series B Preferred Units). Jeff Ennis, Duran Curis and Jacques Youssefmir are the ultimate beneficial owners of the securities held of record by Ocean Avenue Fund II, L.P. and have voting and dispositive power with respect to the securities held of record by Ocean Avenue Fund II, L.P. The business address of Ocean Avenue Fund II, L.P. is 401 Wilshire Blvd., Suite 1020, Santa Monica, CA 90401.

(14)

The securities offered pursuant to this prospectus consist of 190,377 shares of Common Stock (consisting of 190,377 Opco Class B Units and 190,377 corresponding Company Series B Preferred Units). Jeff Ennis, Duran Curis and Jacques Youssefmir are the ultimate beneficial owners of the securities held of record by Ocean Avenue Fund III-P, L.P. and have voting and dispositive power with respect to the securities held of record by Ocean Avenue Fund III-P, L.P. The business address of Ocean Avenue Fund III-P, L.P. is 401 Wilshire Blvd., Suite 1020, Santa Monica, CA 90401.

(15)

The securities offered pursuant to this prospectus consist of 89,286 shares of Common Stock (consisting of 89,286 Opco Class B Units and 89,286 corresponding Company Series B Preferred Units). Jeff Ennis, Duran Curis and Jacques Youssefmir are the ultimate beneficial owners of the securities held of record by Ocean Avenue Fund III-SA, L.P. and have voting and dispositive power with respect to the securities held of record by Ocean Avenue Fund III-SA, L.P. The business address of Ocean Avenue Fund III-SA, L.P. is 401 Wilshire Blvd., Suite 1020, Santa Monica, CA 90401.

(16)

The securities offered pursuant to this prospectus consist of 30,079 shares of Common Stock (consisting of 30,079 Opco Class B Units and 30,079 corresponding Company Series B Preferred Units). Randall Mann and Russell B. Newton, III are the beneficial owners of R2 Partners. Randall Mann and Russell B. Newton, III have voting and dispositive power with respect to the securities held of record by R2 Partners. The business address of R2 Partners is 200 W. Forsyth Street, Suite 1600, Jacksonville, FL 32202-4358.

(17)	The securities offered pursuant to this prospectus consist of 30,079 shares of Common Stock (consisting of 30,079 Opco Class B Units and 30,079 corresponding Company Series B Preferred Units). Chris

Schmachtenberger and Russell B. Newton, III are the beneficial owners of RC94 Partners. Chris Schmachtenberger and Russell B. Newton, III have voting and dispositive power with respect to the securities held of record by RC94 Partners. The business address of RC94 Partners is 200 W. Forsyth Street, Suite 1600, Jacksonville, FL 32202-4358.
(18)

The securities offered pursuant to this prospectus consist of 150,398 shares of Common Stock (consisting of 150,398 Opco Class B Units and 150,398 corresponding Company Series B Preferred Units). Christopher Fischer is managing director of Spencer Holdings, LLC and may be deemed to beneficially own such securities. Christopher Fischer has voting and dispositive power with respect to the securities held of record by Spencer Holdings, LP. The business address of Spencer Holdings, LP is 10175 Fortune Parkway Unit 405 Jacksonville, FL 32256.

(19)

The securities offered pursuant to this prospectus consist of 300,794 shares of Common Stock (consisting of 300,794 Opco Class B Units and 300,794 corresponding Company Series B Preferred Units). Russell B. Newton, III is the managing member of the general partner of the 1995 Newton Family Limited Partnership, LLLP. Russell B. Newton, III has voting and dispositive power with respect to the securities held of record by the 1995 Newton Family Limited Partnership, LLLP. The business address of the 1995 Newton Family Limited Partnership, LLLP is 200 W. Forsyth Street, Suite 1600, Jacksonville, FL 32202-4358.

(20)

The securities offered pursuant to this prospectus consist of 714,384 shares of Common Stock (consisting of 714,384 Opco Class B Units and 714,384 corresponding Company Series B Preferred Units). Russell B. Newton, III is the managing member of the general partner of Timucuan Fund, L.P. Russell B. Newton, III has voting and dispositive power with respect to the securities held of record by Timucuan Fund, L.P. The business address of Timucuan Fund, L.P. is 200 W. Forsyth Street, Suite 1600, Jacksonville, FL 32202-4358.

(21)

The securities offered pursuant to this prospectus consist of 1,103,017 shares of Common Stock (consisting of 1,103,017 Opco Class B Units and 1,103,017 corresponding Company Series B Preferred Units). Derek Arend and Marshall E. Eisenberg share voting and dispositive power with respect to the securities held of record by Adam-Omni, LLC. The business address of Adam-Omni, LLC is 340 South Main Avenue, Suite 401, Sioux Falls, SD 57104.

(22)	The securities offered pursuant to this prospectus consist of 23,508 shares of Common Stock (consisting of 23,508 Opco Class B Units and 23,508 corresponding Company Series B Preferred Units).
(23)	The securities offered pursuant to this prospectus consist of 66,309 shares of Common Stock (consisting of 66,309 Opco Class B Units and 66,309 corresponding Company Series B Preferred Units).
(24)	The securities offered pursuant to this prospectus consist of 25,411 shares of Common Stock (consisting of 25,411 Opco Class B Units and 25,411 corresponding Company Series B Preferred Units).
(25)	The securities offered pursuant to this prospectus consist of 12,861 shares of Common Stock (consisting of 12,861 Opco Class B Units and 12,861 corresponding Company Series B Preferred Units).
(26)

The securities offered pursuant to this prospectus consist of 28,499 shares of Common Stock (consisting of 28,499 Opco Class B Units and 28,499 corresponding Company Series B Preferred Units). Jennifer Banks Watson, Allen Dean Watson and Christopher Chapel Watson share voting and dispositive power with respect to the securities held of record by Custom Expediting & Logistics, Inc. The business address of Custom Expediting & Logistics, Inc. is 15600 Deerhaven Ct. Davidson, NC 28036.

(27)

The securities offered pursuant to this prospectus consist of 82,463 shares of Common Stock (consisting of 82,463 Opco Class B Units and 82,463 corresponding Company Series B Preferred Units). Darren Crawford and Troy Donaldson share voting and dispositive power with respect to the securities held of record by DCTD, Inc. The business address of DCTD, Inc. is 112 Via Dijon Newport Beach, CA 92663.

(28)	The securities offered pursuant to this prospectus consist of 17,901 shares of Common Stock (consisting of 17,901 Opco Class B Units and 17,901 corresponding Company Series B Preferred Units).
(29)	The securities offered pursuant to this prospectus consist of 135,521 shares of Common Stock (consisting of 135,521 Opco Class B Units and 135,521 corresponding Company Series B Preferred Units).
(30)

The securities offered pursuant to this prospectus consist of 292,456 shares of Common Stock (consisting of 292,456 Opco Class B Units and 292,456 corresponding Company Series B Preferred Units). Tatiana Cullen is the ultimate beneficial owners and has voting and dispositive power with respect to the securities held of record by J.S. International Shipping Corp. The business address of J.S. International Shipping Corp is 17111 Biscayne Blvd., #2010, North Miami, FL 33160.
(31)	The securities offered pursuant to this prospectus consist of 31,093 shares of Common Stock (consisting of 31,093 Opco Class B Units and 31,093 corresponding Company Series B Preferred Units).
(32)	The securities offered pursuant to this prospectus consist of 33,267 shares of Common Stock (consisting of 33,267 Opco Class B Units and 33,267 corresponding Company Series B Preferred Units).
(33)	The securities offered pursuant to this prospectus consist of 38,399 shares of Common Stock (consisting of 38,399 Opco Class B Units and 38,399 corresponding Company Series B Preferred Units).
(34)

The securities offered pursuant to this prospectus consist of 59,108 shares of Common Stock (consisting of 59,108 Opco Class B Units and 59,108 corresponding Company Series B Preferred Units). Adam Wakefield and Chad Wakefield share voting and dispositive power with respect to the securities held of record by LiVe Logistics Corp. The business address of LiVe Logistics Corp is 150 N. Fairway Drive, Suite 144, Vernon Hills, IL 60061.

(35)

The securities offered pursuant to this prospectus consist of 80,735 shares of Common Stock (consisting of 80,735 Opco Class B Units and 80,735 corresponding Company Series B Preferred Units). Keeli Jernigan has voting and dispositive power with respect to the securities held of record by MKJ Holdco, LLC. The business address of MKJ Holdco, LLC is 5217 Morningside Dr. Houston, TX 77005.

(36)	The securities offered pursuant to this prospectus consist of 11,441 shares of Common Stock (consisting of 11,441 Opco Class B Units and 11,441 corresponding Company Series B Preferred Units).
(37)

The securities offered pursuant to this prospectus consist of 717,189 shares of Common Stock (consisting of 717,189 Opco Class B Units and 717,189 corresponding Company Series B Preferred Units). Mark McDowell and Jason Smith are the ultimate beneficial owners and share voting and dispositive power with respect to the securities held of record by Omni Rollover, LLC. The business address of Omni Rollover, Inc. is 5 Steeldust Ct. Tomball, Texas 77377.

(38)	The securities offered pursuant to this prospectus consist of 31,366 shares of Common Stock (consisting of 31,366 Opco Class B Units and 31,366 corresponding Company Series B Preferred Units).
(39)	The securities offered pursuant to this prospectus consist of 10,939 shares of Common Stock (consisting of 10,939 Opco Class B Units and 10,939 corresponding Company Series B Preferred Units).
(40)	The securities offered pursuant to this prospectus consist of 71,603 shares of Common Stock (consisting of 71,603 Opco Class B Units and 71,603 corresponding Company Series B Preferred Units).
(41)

The securities offered pursuant to this prospectus consist of 752,903 shares of Common Stock (consisting of 752,903 Opco Class B Units and 752,903 corresponding Company Series B Preferred Units). Shai Vichness is signing in his capacity as a principal of Churchill Asset Management LLC, the shareholder’s account manager. Shai Vichness has voting and dispositive power with respect to the securities held of record by Teachers Insurance and Annuity Association of America. The business address for Teachers Insurance and Annuity Association of America is 730 Third Avenue, New York, NY 10152.

(42)

The securities offered pursuant to this prospectus consist of 350,114 shares of Common Stock (consisting of 350,114 Opco Class B Units and 350,114 corresponding Company Series B Preferred Units). Shai Vichness is signing in his capacity as a principal of Churchill Asset Management LLC, the shareholder’s account manager. Shai Vichness has voting and dispositive power with respect to the securities held of record by TPS Investors Operating Fund LLC. The business address for TPS Investors Operating Fund LLC is 375 Park Avenue, 9th Floor, New York, NY 10152.

(43)	The securities offered pursuant to this prospectus consist of 19,449 shares of Common Stock (consisting of 19,449 Opco Class B Units and 19,449 corresponding Company Series B Preferred Units).
(44)	The securities offered pursuant to this prospectus consist of 11,441 shares of Common Stock (consisting of 11,441 Opco Class B Units and 11,441 corresponding Company Series B Preferred Units).
(45)	The securities offered pursuant to this prospectus consist of 12,741 shares of Common Stock (consisting of 12,741 Opco Class B Units and 12,741 corresponding Company Series B Preferred Units).
(46)

The securities offered pursuant to this prospectus include 10,410 shares of Common Stock (consisting of 10,410 Opco Class B Units and 10,410 corresponding Company Series B Preferred Units). In addition, Zhou Chen has voting and dispositive power with respect to the securities held of record by the Zhou Chen Revocable Living Trust. Such securities held by the Zhou Chen Revocable Living Trust are being offered pursuant to this prospectus and consist of 717 shares of Common Stock (consisting of 717 Opco Class B Units and 717 corresponding Company Series B Preferred Units). The business address of the Zhou Chen Revocable Living Trust is 25504 Marsh Landing Parkway, Ponte Vedra Beach, FL 32082.
(47)

The disclosure with respect to the remaining selling shareholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding Common Stock, on an as-exchanged basis.

PLAN OF DISTRIBUTION

We are registering the possible resale by the selling shareholders of up to 14,015,018 shares of Common Stock.

We will not receive any of the proceeds from the sale of the securities by the selling shareholders. The aggregate proceeds to the selling shareholders will be the purchase price of the securities less any discounts and commissions borne by the selling shareholders.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling shareholders covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership or membership distribution or other transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling shareholders reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling shareholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the selling shareholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distributions by any selling shareholder or its affiliates to its partners, members or stockholders

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a selling shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling shareholders will sell all or any of the securities offered by this prospectus. In addition, the selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling shareholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling shareholder.

With respect to a particular offering of the securities held by the selling shareholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling shareholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling shareholders.

In connection with distributions of the securities or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the securities short and redeliver the securities to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling shareholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock are currently listed on Nasdaq under the symbol “FWRD”.

The selling shareholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling shareholders pay for solicitation of these contracts.

A selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling shareholders or borrowed from any selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholders and any broker-dealer or agent regarding the sale of the securities by the selling shareholders. Upon our notification by a selling shareholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the selling shareholders and any underwriters, broker-dealers or agents who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling shareholders, or perform services for us or the selling shareholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling shareholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the selling shareholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

Greenberg Traurig P.A. will pass upon the validity of the Common Stock offered by this prospectus and certain other matters related to this prospectus.

EXPERTS

The consolidated financial statements of Forward Air Corporation appearing in Forward Air Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023 (including the schedule appearing therein), and the effectiveness of Forward Air Corporation’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements (including the schedule appearing therein) are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Omni Newco, LLC as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at https://ir.forwardaircorp.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we have filed with the SEC. This means that we disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We incorporate by reference the documents listed below (other than any portions of such documents that are deemed to have been “furnished” and not “filed” under the applicable SEC rules, including information furnished under Items 2.02 or 7.01 (including any related exhibit under Item 9.01) of any Form 8-K):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024 and Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December  31, 2023, filed with the SEC on May 17, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 20, 2024; and

•

our Current Reports on Form 8-K filed with the SEC on January 24, 2024, January  31, 2024, February  7, 2024, February  15, 2024, March  21, 2024, April  26, 2024, May  21, 2024, June  10, 2024 and July 5, 2024.

Any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement.

The reports and documents incorporated by reference into this prospectus are available to the public free of charge on the investor relations portion of our website located at https://ir.forwardaircorp.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making an investment decision to purchase shares of our common stock. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

We also hereby undertake to provide, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the reports or documents that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Secretary, Michael L. Hance, at the following address:

Forward Air Corporation

1915 Snapps Ferry Road, Building N

Greeneville, TN 37745

Attention: Secretary, Michael L. Hance

FORWARD AIR CORPORATION

14,015,018 shares of Common Stock

PROSPECTUS

July 19, 2024

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.